Exhibit 10.27


                                LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement"), is entered into and is effective this 17th day of March 2000 by and between Dr. Gary Kawesch, M.D. with principal address at the address shown on the last page of this Agreement ("Lender") and BoysToys.com, Inc., a Delaware corporation with principal offices at 7825 Fay Avenue, Suite 200, La Jolla, California 92037 ("Borrower").

                                  WHEREAS:

     A. Borrower seeks to borrow Fifty Thousand Dollars ($50,000) from Lender in connection with the operation of Borrower's upscale gentlemen's club in San Francisco, California.

     B. Lender acknowledges receipt of Borrower's Form 10-SB and Exhibit A both of which are attached and incorporated by reference herein.

     C. Lender warrants and represents that: (i) Lender is an "Accredited Investor" as that term is defined under Rule 501 of Regulation D of the Securities Act of 1933; and (ii) Lender is sophisticated and experienced in investing in small development-stage companies that do not possess any proven history of generating sales revenues or otherwise achieving or maintaining any profitability.

     D. Lender warrants and represents that he has had extensive discussions with Borrower regarding Borrower's business located at 408-412 Broadway, San Francisco, California (the "Real Property") and, in that connection, has a pre-existing business relationship with the Borrower that has enabled the Lender to assess and evaluate the business acumen and financial resources of the Borrower.

     E. Subject to the terms and conditions of this Agreement, Lender agrees to loan Fifty Hundred Thousand Dollars ($50,000) to Borrower pursuant to the terms of the Convertible Unsecured Promissory Note attached to this Agreement and incorporated herein.

                NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00 OBLIGATIONS OF LENDER. Lender agrees that in accordance with the terms of the Note, Lender agrees to loan Two Hundred Thousand Dollars ($200,000) (the "Funds") to Borrower. The Lender shall loan such funds to the Borrower upon receiving a request from Borrower and upon Lender's review and satisfactory approval of Borrower's use of the funds to be provided Borrower by this Agreement.

1.01 BORROWER'S USE OF FUNDS. Borrower warrants and represents to Lender that the Funds received from Lender shall be used as follows: (i) the sum of Two Hundred Thousand Dollars ($200,000) shall be added to the Borrower's working capital and may be used for advertising, promotion, salaries, expenses, and other similar uses. Both Lender and Borrower acknowledge and agree that the Funds will not be used to enhance the value of the Real Property or otherwise acquire any asset which would otherwise serve to secure the Funds provided by Lender.

1.02 LENDER'S RECEIPT OF DISCLOSURES. Lender acknowledges and agrees that prior to this Agreement, Borrower has delivered to Lender the following documents: (i) a copy of Borrower's audited financial statements for the year ending December 31, 1997 and December 31, 1999 together with Borrower's unaudited financial statements for the nine months ending September 30, 1999;
(ii) a copy of Borrower's draft copy of Form 10-SB prepared in connection with Borrower's filing of the same with the U.S. Securities and Exchange Commission; and (iii) Exhibit A attached hereto and incorporated by reference herein.

1.03 LENDER'S ACCESS TO INFORMATION. Lender acknowledges and agrees that Lender has been given full and unrestricted access to the Borrower and its financial books and records and that Borrower's officers and directors have made themselves available to Lender to respond to Lender's questions without restriction or limitation.

1.04 LENDER'S UNDERSTANDING RE: THE NOTE AND THE SHARES. Lender acknowledges and agrees that the Note and any shares of the Borrower's Common Stock (par value $0.001) (the "Shares") acquired upon conversion of the Note or in payment of any accrued and unpaid interest thereon are "restricted securities" that have not been registered with the U.S. Securities and Exchange Commission or any state securities commission. Lender agrees that he is acquiring the Note and the Shares for investment purposes only and not with a view toward their resale or transfer. Lender agrees that Borrower shall have the right to impose a restricted securities legend upon any stock certificate issued to Lender in connection with the issuance of the Shares.

1.05 EXPOSURE TO RISKS. Lender acknowledges and understands that the purchase of the Note (and any Shares upon conversion of the Note) involves significant and substantial risks, including, but not limited to, those risks identified in the Form 10-SB under the title, "Factors That May Affect Future Results." In addition and as attached to this Agreement, Lender acknowledges receipt of Exhibit A attached hereto.

2.00 OBLIGATIONS OF BORROWER. In addition to Borrower's obligations to Lender as set forth in the Note and during the period that the Note is outstanding, Borrower shall make available to Lender the following information and documents: (i) Borrower's annual financial statements; and (ii) such information and documents as Lender may reasonably request regarding Borrower's business, financial and operating affairs. All said information and documents shall be reasonably delivered to Lender upon Borrower's receipt of a notice from Lender.

3.00 OBLIGATION OF BORROWER TO MAINTAIN FINANCIAL & BANK RECORDS. Borrower agrees that: (i) it shall maintain complete and accurate financial, bank, and accounting records (including all supporting documentation such as cancelled checks, receipts, and the like) (the "Records") showing its use of the funds it receives from Lender. (ii) it shall maintain and hold all said Records for a period of at least five (5) years from the last date at which it receives funds from Lender; (iii) it shall, upon thirty (30) days written notice from Lender, provide Lender with full and unrestricted access to all Records, during regular business hours; and (iv.) permit Lender to conduct an audit of the Records, at Lender's sole expense.

     3.01 EFFECT OF DEFICIENCY; LACK OF RECORDS TO SHOW SUFFICIENCY. In the event that Borrower fails to pay any amounts due under this Agreement or fails to maintain or retain the Records required by Section 3.00 of this Agreement, then the same shall be considered a material breach of this Agreement and without waiving any rights that Lender may otherwise have under the Note or this Agreement, Lender shall have the right to declare the Note in default with all rights granted Lender as provided by the Note and by applicable law thereunder.

4.00  OBLIGATION OF BORROWER TO DELIVER FINANCIAL REPORTS.

     4.01 ANNUAL FINANCIAL REPORT. Borrower agrees that during the period that the Note is outstanding, it shall, after Borrower's first issuance of the Note to Lender, provide Lender with an annual financial report (the "Annual Financial Report") which shall be delivered to Lender on or before the 130th day following the close of Borrower's fiscal year. The Annual Financial Report shall include a complete description of all revenues, expenses, and income accrued, received, or recorded by the Borrower for the year immediately prior to the year in which the Annual Financial Report is delivered.

5.00  MISCELLANEOUS.

     5.01 FURTHER ASSURANCES. Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.

     5.02 SUCCESSORS. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the parties to this Agreement.

     5.03 OPPORTUNITY FOR SEPARATE COUNSEL. Each of the parties to this Agreement acknowledges and agrees that it has had an opportunity to be represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel, if any. Each party represents that he or it fully understands the provisions of this Agreement, has had an opportunity to consult with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

     5.04 INTEGRATION. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

     5.05 ATTORNEYS FEES. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

     5.06 INTERPRETATION. Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.

     5.07 CAPTIONS. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

     5.08 SEVERANCE. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

     5.09 INCORPORATION BY REFERENCE. The parties agree that the Convertible Unsecured Promissory Note as executed by the Borrower is an integral part of this Agreement and is incorporated by reference herein.

     5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts.

     5.11 EXPENSES ASSOCIATED WITH THIS AGREEMENT. Each of the parties hereto agrees to bear its own costs, attorneys fees and related expenses associated with this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


FOR THE LENDER:                        FOR THE BORROWER:


By:  /s/ Gary M. Kawesch               By:  /s/ Ralph M. Amato
     -------------------------              -------------------------
         Gary M. Kawesch                        Ralph M. Amato
                                                President & CEO


Name & Address of Lender:

Gary M. Kawesch, M.D.
121c Madera Court
Los Gatos, California 95032

Tax Identification No. of Lender:

###-##-####


===============================================================================

                    CONVERTIBLE UNSECURED PROMISSORY NOTE


                                                          San Diego, California
                                                                 March 17, 2000
                                                                    Page 1 of 4

     FOR VALUE RECEIVED, the undersigned, BoysToys.com, Inc., a Delaware corporation (hereinafter called "Maker"), promises to pay to the order of Dr. Gary M. Kawesch (together with all subsequent holders of this Note, hereinafter called "Payee"), or at such other place as Payee may from time to time designate in writing, the principal sum of the fifty thousand dollars ($50,000) together with interest thereon calculated on a daily basis (based, at Payee's option, on 360-day or 365/366-day years) from the date hereof on the principal balance from time to time outstanding (the "Principal Amount") as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

     A. Interest shall accrue at all times hereunder at the rate of twelve percent (12%) per annum commencing upon the execution of this Note, and shall be payable on March 17, 2001 (the "Maturity Date").

     B. If not earlier due and payable, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full on the Maturity Date.

     C. Payee shall have the right, upon ten (10) days notice to Maker, to convert all or any portion of the then outstanding principal of this Note and any accrued and unpaid interest thereon into shares of the Payee's common stock (the "Shares") at a conversion price of forty cents ($0.40) per Share.

     Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Payee, in connection with this Note.

     If any payment required under this Note is not paid within fifteen
(15) days after the date such payment is due, then, at the option of Payee, Maker shall pay a "late charge" equal to two percent (2%) of the amount of that payment to compensate Payee for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Payee.

     All payments on this Note shall be applied in such manner as Payee elects, and may be applied first to the payment of any costs, penalties, late charges, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

     This Note and all other documents or instruments relating to the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the "Loan Documents."

     Time is of the essence of this Note. At the option of Payee, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any Event of Default in any of the Loan Documents.

     The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

     (a) Any failure to pay any principal or interest or any other amount due in connection with this Note when the same shall become due and payable.

     (b) Any failure or neglect to perform or observe any of the terms, provisions, or covenants of any of the Loan Documents or any other document or instrument executed or delivered in connection with the Note, and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of fifteen (15) days after notice thereof to Maker.

     (c) Any warranty, representation or statement contained in any of the Loan Documents or any other document or instrument executed or delivered in connection with this Note, or made or furnished by or on behalf of Maker, that shall be or shall prove to have been false when made or furnished.

     (d) The filing by Maker, any endorser of the Note or any guarantor of this Note (or against Maker or such endorser or guarantor in which Maker or such endorser or guarantor acquiesces or which is not dismissed within forty-five (45) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar stature now or hereafter in effect; the entry of an order for relief under such laws with respect to Maker or such endorser or guarantor; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Maker or such endorser or guarantor.

     (e) The insolvency of Maker, any endorser of the Note or any guarantor of this Note; or the execution by Maker or such endorser or guarantor of an assignment for the benefit of creditors; or the convening by Maker or such endorser or guarantor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Maker or such endorser or guarantor to pay its debts as they mature; or if Maker or such endorser or guarantor is generally not paying its debts as they mature.

     (f) The admission in writing by Maker, any endorser of the Note or any guarantor of this Note that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

     (g) The death or incapacity of Maker, any endorser of the Note or any guarantor of this Note, if an individual, or the liquidation, termination or dissolution of Maker or any such endorser or guarantor, if a corporation, partnership or joint venture.

     (h) The occurrence of any Event of Default under any of the Loan Documents or any other document or instrument executed or delivered in connection with this Note; and not otherwise specifically described in other provisions of this Note.

     (i) The occurrence of any adverse change in the financial condition of Maker that Payee, in its reasonable discretion, deems material or if Payee in good faith shall believe that the prospect of payment or performance of the Note is impaired.

     After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest from the date of maturity until paid at the rate that is five percent (5%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Loan Documents. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgement obtained by Payee.

     Upon the occurrence of an Event of Default under this Note or in any of the other Loan Documents, Payee may proceed against any collateral securing this Note or proceed against the undersigned in such order and manner as Payee, in its sole discretion, shall determine, provided that under no circumstance shall Payee be obligated to proceed against any collateral or against the undersigned for collection of any sums due hereunder.

     Failure of Payee to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of the continuance of any existing default after demand for strict performance hereof.

     Maker, sureties, guarantors and endorsers hereof: (a) agree to be jointly and severally bound, (b) severally waive demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note, (c) consent that Payee may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person primarily liable hereon, and such consent shall not alter nor diminish the liability of any person, and (d) agree that Payee may set off at any time any sums or property owed to any of them by Payee.

     No provision of this Note is intended to or shall require or permit Payee, directly or indirectly, to take, collect or receive in money, goods or in any other form, any interest (including amount deemed by law to be interest) in excess of the maximum rate of interest permitted by applicable law.

     If any amount due from or paid by Maker shall be determined by a court of competent jurisdiction to be interest in excess of such maximum rate, Maker shall not be obligated to pay such excess and, if paid, such excess shall be applied against the unpaid principal balance of this Note, or if and to the extent that this Note has been paid in full, such excess shall be remitted to Maker.

     This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns. Payee warrants and represents that Payee is an Accredited Investor, as that term is defined under the Securities Act of 1933 and that Payee has received all of the disclosures described and referenced in the Loan Agreement to which this Note is attached.

     All notices required or permitted in connection with this Note shall be given at the place and address as separately provided by each party to this Note. This Note shall be governed by and construed according to the laws of the State of Delaware.

     IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                       MAKER:

                                       BOYSTOYS.COM, INC.
                                       (a Delaware corporation)


By:  /s/ Ralph M. Amato
     ------------------------
Ralph M. Amato, President & CEO



Acknowledgment of Payee:  /s/ Gary M. Kawesch
                          -------------------------
                              Gary M. Kawesch


===============================================================================

Attachment to Loan Agreement & Convertible Unsecured Promissory Note

                                  EXHIBIT  A

     BoysToys.com, Inc., a Delaware corporation (the "Company") is a development stage company and is subject to substantial risks. The Company's business organization and existing debt and obligations on its balance sheet all involve elements of substantial risk. Any purchase of the Company's Convertible Unsecured Promissory Note and/or its Common Stock is subject to substantial and continuing risks in that the rights of the holders of these securities will be subject to the claims of the Company's existing and future creditors. In many instances, these risks arise from factors over which the Company will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others. No attempt has been made to rank risks in the order of their likelihood or potential harm. In addition to those general risks enumerated elsewhere, any purchaser of the Company's Common Stock should also consider the following factors.

     1. CONTINUED OPERATING LOSSES & LACK OF OPERATING HISTORY. The Company incurred $4,148,117 in losses during the nine months ending September 30, 1999 and the Company anticipates that it may well incur significant additional losses in the future as well. The Company lacks a substantial operating history on which to base its anticipated expense and revenues. There is no assurance that the Company's operations will be successful or that it will be profitable in the future.

     2. UNCERTAINTIES & LACK OF REVENUES. While the Company has expended substantial resources for the development of its proposed upscale gentlemens' club in San Francisco, California and the Company anticipates that the Planned San Francisco Club will open on or before the second week of January 2000, the operation of the Club is subject to changing state and municipal codes and ordinances. There can be no assurance that the Company will be successful in opening the Club or, if it is opened, that the Company will generate revenues sufficient to sustain profitable operations.

     3. AUDITOR'S OPINION: GOING CONCERN. Except for the explanatory paragraph included in the firm's report on the financial statements for the years ended December 31, 1997 and 1998, relating to the substantial doubt existing about the Company's ability to continue as a going concern, the audit report did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     4. SUBORDINATE TO EXISTING AND FUTURE DEBT & AUTHORIZED BUT UNISSUED PREFERRED STOCK. All of the Common Stock offered hereby are subordinate to the claims of the Company's existing and future creditors and any future holders of the Company's preferred stock. The Company is authorized to issue up to 8,000,000 shares of the Company's preferred stock.

     5. MARKETING STRATEGY. The Company believes its proposed operation of the Planned San Francisco Club and related operations will be successful. However, there is no guarantee that these business operations will be commercially accepted with sales revenues sufficient to permit the Company to achieve or maintain profitable operations.

     6. CURRENT FINANCIAL STRUCTURE, LIMITED EQUITY, LIMITED WORKING CAPITAL & NEED FOR ADDITIONAL FINANCING. While the Company's management believes that its financial policies have been prudent, the Company anticipates that once the Planned San Francisco Club opens, it will need to raise $500,000 in additional capital to meet its operating, marketing, and working capital needs. The Company has, as of September 30, 1999, an aggregate of $1,992,182 in current liabilities that are due for payment prior to September 30, 2000 and of which $890,000 in convertible debt and $370,980 in notes payable are convertible into shares of the Company's Common Stock. However, the Company has not determined how it will do so or the likelihood that it will be successful in any such efforts to obtain any additional capital. The Company has had only limited discussions with potential investors and it does not anticipate receiving any assurances that the Company will obtain any such additional capital. The Company has not received any assurances from any investor that it will invest any funds into the Company and the Company has not sought to receive and has not received any commitments or assurances from any underwriter, investment banker, venture capital fund, or other individual or institutional investor for the $500,000 in funds the Company needs for working capital and marketing. In the event that the Company does not receive all or nearly all of the $500,000 needed for additional working capital, the Company may not be able to continue the operations of the Club or otherwise operate the Club at a level that will be profitable. There can be no assurance that the Company will be successful in continuing to meet its cash requirements or in raising a sufficient amount of additional capital, or if it is successful, that the Company will be able to achieve these objectives on reasonable terms in light of the Company's current circumstances.

     7. CONCENTRATION & LACK OF DIVERSIFICATION. The Company's assets are invested almost entirely in the Planned San Francisco Club. While the Company believes that will be successful, in the event that the Planned San Francisco Club is not successfully received by the market, the Company will likely incur substantial and protracted losses since the Company lacks diversification.

     8. CONTROL BY OFFICERS AND DIRECTORS. The Company's present directors and officers hold the power to vote an aggregate of 36.88% of the Company's Common Shares as of November 4, 1999 (after including any shares purchasable upon exercise of all existing common stock purchase options held by the Company's officers and directors). The Company has granted a common stock purchase option (the "First Amato Option") to Ralph M. Amato, the Company's Chairman, President, Secretary, and Founder. The First Amato Option grants
Mr. Amato the right to purchase 1,200,000 shares of the Company's Common Stock at an exercise price of $0.25 per Common Share. The First Amato Option has no expiration date. In addition, Mr. Amato holds a second common stock purchase option for the purchase of 500,000 shares of the Company's Common Stock with an exercise price of $0.25 per share (the "Second Amato Option"). The Second Amato Option expires February 13, 2004. Finally, Michael L. Potter, the Company's Secretary and Director, holds an option to purchase 250,000 shares of the Company's Common Stock at a purchase price of $0.25 per share (the "Potter Option"). The Potter Option expires on February 13, 2004.

     9. LIMITED PUBLIC MARKET. There is a limited trading market for the Company's Common Shares, and there is no guarantee that a continuous liquid trading market will subsequently develop. All of the Common Shares of the Company's Common Stock are traded only on the NASDAQ (OTC) Electronic Bulletin Board and there can be no assurance that the Common Shares will ever gain any liquid trading volumes in any other market or gain listing on any stock exchange. The U.S. Securities and Exchange Commission requires that any company whose securities are traded on the NASDAQ Over-The Counter on the Electronic Bulletin Board file a Form 10 and become a "reporting company" and thereby become subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934. In the event that any such company does not file a Form 10 with the U.S. Securities and Exchange Commission and thereby become a "reporting company" within the time allowed by these regulations, the Company's Common Stock will no longer be permitted to trade on the Electronic Bulletin Board. The Company is currently not a "reporting company" and is not subject to the continuous disclosure obligations of Section 13 of the Securities Exchange Act of 1934. While the Company has filed this Form 10, the Company anticipates that it will not become effective on a timely basis to allow the Company to continue the trading of its Common Stock on the NASDAQ
(OTC) Electronic Bulletin Board. In that event, the Company's Common Stock may be traded only on the Pink Sheets with the result that any investor holding the Company's Common Stock may lose an ability to otherwise sell any shares held by them until the Company is able to successfully regain trading of its Common Stock on the NASDAQ (OTC) Electronic Bulletin Board. There can be no assurance that the Company will be successful in these efforts.

     10. COMPETITION. The Company's Planned San Francisco Club will face severe competition from several established companies who have well-established operations, experienced management, and possess significantly greater financial resources. In addition, the gentlemen's club business is very competitive and many of competitors have substantially greater managerial resources. Further, because the gentlemens club business is dependent upon the uncertain commercial viability of the Company's business, it is especially sensitive to ever-changing and unpredictable competitive trends which can not be easily predicted and which are beyond the control of the Company. For these and other reasons, the Company's business may be said to be riskier than investments in other types of businesses.

     11. DEPENDENCE UPON KEY PERSONNEL AND NEW EMPLOYEES. The Company believes its success will depend, to a significant extent, on the efforts and abilities of Ralph M. Amato, the Company's President and CEO. The loss of the services of Mr. Amato could have a material and continuing adverse effect on the Company. The Company's success also depends upon its ability to attract and retain qualified employees. Hiring to meet anticipated Company operations will require the Company to assimilate significant numbers of new employees during a relatively short period of time.

     12. KEY MAN INSURANCE & LIMITED FULL-TIME MANAGEMENT. While the Company currently plans to obtain key man life insurance on the life of Ralph M. Amato, the Company has no key man life insurance on his life. In the event that he is unable to perform his duties, the Company's business may be adversely impacted. If the Company grows, it will need to hire additional management and the ability of the Company to employ suitable management at a cost acceptable to the Company, in light of the Company's limited financial resources, can not be assured.

     13. LACK OF INDEPENDENT EVALUATION OF BUSINESS PLAN & PROPOSED STRATEGY. The Company has not obtained any independent evaluation of the Company's Business Plan and the Company's proposed business strategy. There can be no assurance that the Company's Planned San Francisco Club or proposed strategy will generate any revenues, or if revenues can be generated, that they can be generated at a level to maintain profitability.

     14.  LACK OF EXPERIENCED MANAGEMENT.  The Company's officers,
Ralph M. Amato and Michael L. Potter, Esq. have no substantial recent experience in acquiring, establishing, developing, or operating clubs that feature female exotic dance entertainment. While the Company has, under an employment agreement, employed Gary Marlin as the general manager of the Planned San Francisco Club and the Company believes that he possesses the necessary skills and experience, the Company will need to secure the services of others who possess the management skill, experience, and industry knowledge. There can be no assurance that the Company can secure and retain the necessary management and staff on terms acceptable to the Company.

     15. NO ASSURANCE OF AVAILABILITY OF THE ADDITIONAL CAPITAL & PAYMENT OF DEBTS. The Company's continued operation of its Planned San Francisco Club will be dependent upon the Company's ability to raise approximately $500,000 in additional capital on favorable terms (to provide working capital for the continued operation of the Planned San Francisco Club once it opens) and otherwise continue to meet its obligations to an aggregate of $1,992,182 in amounts due as Total Current Liabilities. There can be no assurance that the Company will be successful in paying these debts. The Company has received no commitment from any underwriter or other source of capital that any additional capital will be provided to the Company. If the Company is not successful in raising the additional capital, the Company will likely be unable to implement the opening of the Planned San Francisco Club and, as a result, incur additional losses thereby. There can be no assurance that the Company will be successful in completing any needed transaction or in obtaining any additional financing. And if any such transaction or financing is completed, there can be no guarantee that it can be completed on terms that are reasonable in light of the Company's current circumstances.

     16. NO PLANNED DIVIDENDS. The Company does not anticipate that it will pay any dividends on the Company's Common Stock at any time in the foreseeable future.

     17. GOVERNMENT REGULATION & EXOTIC ENTERTAINMENT INDUSTRY. The Company seeks to operate establishments that offer "female exotic entertainment." This business routinely suffers severe and unfavorable regulatory burdens, adverse zoning ordinances, and other oppressive government regulations which may result in the Company incurring substantial losses and significant delays in connection with the development of any establishment.

     17. LACK OF DIVERSIFICATION. The Company's proposed business involving the proposed operation of establishments offering "female exotic entertainment" will not provide any diversification. If the Company is successful, all of the Company's business and assets will be concentrated in the same industry.

     18. POTENTIAL DILUTION. Funding of the Company's proposed business plan is likely to result in substantial and on-going dilution of the Company's existing stockholders. While there can be no guarantee that the Company will be successful in raising additional capital, if the Company is successful in obtaining any additional capital, existing stockholders may incur substantial dilution.

     19. RULE 144 STOCK SALES. As of November 8, 1999, the Company had 1,541,374 shares of the Company's outstanding Common Stock as "restricted securities" which may be sold only in compliance with Rule 144 adopted under the Securities Act of 1933 or other applicable exemptions from registration. Rule 144 provides that a person holding restricted securities for a period of one year may thereafter sell in brokerage transactions, an amount not exceeding in any three month period the greater of either (i) 1% of the Company's outstanding Common Stock, or (ii) the average weekly trading volume during a period of four calendar weeks immediately preceding any sale. Persons who are not affiliated with the Company and who have held their restricted securities for at least two years are not subject to the volume limitation. Possible or actual sales of the Company's Common Stock by present shareholders under Rule 144 may have a depressive effect on the price of the Company's Common Stock if any liquid trading market develops.

     20. RISKS OF LOW PRICED STOCKS. Trading in the Company's Common Stock is limited. Consequently, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt from this rule if the market price is at least $5.00 per share, or for warrants, if the warrants have an exercise price of at least $5.00 per share. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock.

     The Commission has adopted regulations under such Act which define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules. In addition, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving a penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale.

     Disclosure also must be made about commissions payable to both the broker/dealer and the registered representative, current quotations for the securities, and, if the broker/dealer is the sole market maker, the broker/dealer must disclose this fact and its control over the market. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     While many NASDAQ stocks are covered by the proposed definition of penny stock, transactions in NASDAQ stock are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets has been in operation for at least three years ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor, and (iii) transactions that are not recommended by the broker/dealer.

     In addition, transactions in a NASDAQ security directly with the NASDAQ market maker for such securities, are subject only to the sole market-maker disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives. The Company's securities are subject to the above rules on penny stocks and the market liquidity for the Company's securities could be severely affected by limiting the ability of broker/dealers to sell the Company's securities.

     21. MATTER OF "Y2K" AND THE COMPANY'S COMPUTER AND INFORMATION SYSTEMS. The Company has acquired point-of-sale computer hardware and software together with certain management information systems for use in its Planned
San Francisco Club. While the Company has had its computer hardware and software evaluated to ensure that it will operate effectively after December 31, 1999 and otherwise not result in "Y2K" operating problems (problems arising out of the inability of any computer systems to accurately calendar all dates following December 31, 1999 as occurring in the year 2000 and thereafter rather than inaccurately calendar all such dates as 1900, etc.) there can be no assurance that the Company's point-of-sale computer hardware and software together with certain management information systems will function effectively on or after December 31, 1999.


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